EXHIBIT 10(ff)(i)


                              July 10, 1995





Nantucket Industries, Inc.
105 Madison Avenue
New York, NY  10016

Att:  President

Re:       License Agreement dated as of December 21, 1992  between
     McGregor Corporation and Nantucket Industries, Inc. (the "License Agreement") - BOTANY 500______________________________
- ------------------------------------------------------

Gentlemen

This letter will confirm and constitute our agreement that the above-referenced License Agreement be amended as follows:

1. Subject to the terms and conditions contained in the License Agreement, the Term of the License Agreement is hereby extended through and including December 31, 1998. Provided that Licensee has fulfilled and complied with all of its obligations hereunder and that this Agreement has not been terminated prior to December 31, 1998, Licensee shall have the right to extend the Term to and including December 31, 2001 if Licensee gives Licensor written notice of its desire to so extend the Term at least six
     (6) months prior to December 31, 1998. Licensee shall have no other or further right or option to so extend or renew the Term.

2. It is expressly understood that Products as set forth in paragraph 1.1 (b) do not include knit or woven underwear boxer shorts.

3. Effective as of January 1, 1996, it is understood and agreed that in the event that Licensee fails to achieve the Minimum Net Sales set forth in Paragraph 10.4 (b) of the License Agreement for any License Year and such failure is caused by the implementation of a change by Licensor of its present marketing strategy for the BOTANY 500 brand, then, in that event, Licensor will not have the right to terminate the License Agreement for failure to meet Minimum Net Sales to the extent of the impact of such change in marketing strategy.

4.  Paragraph 10.2 (b) is hereby amended in its entirety to read as follows:

      "10.2 (b) Notwithstanding anything to the contrary in this Agreement, in the



































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Nantucket Industries, Inc.
July 10, 1996
Page 2

     event that, without first obtaining Licensor's prior written consent, which consent shall not unreasonably be withheld, any person or entity that as of October 1, 1992 is not the beneficial owner of more than 5% of any class of equity securities of the Licensee, directly or indirectly, becomes the beneficial owner of more than 30% of any class of equity securities of the Licensee, Licensor shall have the right, without prejudice to any other rights or remedies it may have, to terminate this Agreement at any time after the happening of such event by giving written notice of termination to the Licensee, and such termination shall be effective immediately upon the giving of such notice; provided, however, for as long as Steven Samberg or Robert Polen remains actively involved in the management of Licensee, Licensor shall not exercise its right to terminate this Agreement pursuant to this paragraph 10.2 (b)."

  5. Paragraph 10.4 (b) is hereby amended by adding the following at the end thereof:
                            [If the Term is extended]
               License Year                         Minimum Net Sales
               ------------                         -----------------

     January 1, 1999 through
      December 31, 1999                      $1,100,000.00 (U.S.)

     January 1, 2000 through
     December 31, 2000                       $1,200,000.00 (U.S.)

     January 1, 2001 through
     December 31, 2001                       $1,200,000.00 (U.S.)

6. Except as expressly hereby amended, all of the other terms and conditions of the License Agreement shall remain in full force and effect.

Kindly acknowledge your agreement to the foregoing by signing and returning both counterparts to us for countersignature.

Very truly yours,


McGREGOR CORPORATION
GLOBAL LICENSING COMPANY

By: _____________________________
               (Title)

CONFIRMED, ACCEPTED AND AGREED TO:

NANTUCKET INDUSTRIES, INC.

By: _____________________________
               (Title)